UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Global BPO Services Corp.

(Exact name of registrant as specified in its charter)

Delaware	26-0420454
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

177 Beacon Street, Unit 4, Boston, Massachusetts 02116 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Common Stock, $0.001 par value per share, included in Units	American Stock Exchange

Warrants, included in Units, exercisable for Common Stock at an exercise price of $6.00 per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c),

please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-144447

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants to purchase common stock of Global BPO Services Corp. (the “Registrant”). A description of the units, common stock and warrants is set forth under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-144447), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description

3.1*	Amended and Restated Certificate of Incorporation

3.2*	Form of Second Amended and Restated Certificate of Incorporation

3.3*	By-laws

3.4*	Form of Amended and Restated By-laws

4.1*	Specimen Unit Certificate

4.2*	Specimen Common Stock Certificate

4.3*	Specimen Warrant Certificate

4.4*	Form of Unit Purchase Agreement

4.5*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant

10.1*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant

10.2*	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the Founding Stockholders

10.3*	Form of Registration Rights Agreement among the Registrant and the Founding Stockholders

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBAL BPO SERVICES CORP.

By:	/s/ R. Scott Murray
Name: R. Scott Murray Title: President and Chief Executive Officer

Dated: October 12, 2007